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                                                            EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1992 Equity Incentive Plan of GelTex Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP
                                                 ERNST & YOUNG LLP


Boston, Massachusetts
July 17, 1996


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